UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MEDGENICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 12, 2016

TO THE STOCKHOLDERS:

Notice is hereby given that the 2016 annual meeting of stockholders of Medgenics, Inc. will be held on Tuesday, April 12, 2016 at 10:00 a.m. local time at The Westin New York at Times Square, 270 West 43rd Street, New York, NY 10036, United States for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect eight (8) persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the Medgenics, Inc. Stock Incentive Plan to increase the number of shares reserved for issuance thereunder;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;

4.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other proper business as may come before the meeting and any adjournment or postponement of the meeting.

Stockholders of record at the close of business on March 7, 2016 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania, United States.

Scott Applebaum

Corporate Secretary

Wayne, Pennsylvania

March 11, 2016

IMPORTANT: Please vote your shares to assure that your shares are represented at the meeting. You may vote in any of the ways described on the proxy card included in the accompanying materials. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important notice regarding the availability of proxy materials for the

Annual Meeting of Stockholders to be held on April 12, 2016

Our Proxy Statement and Annual Report to Stockholders are available at http://www.medgenics.com

MEDGENICS, INC.

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

PROXY STATEMENT

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 11, 2016 and are furnished in connection with the solicitation of proxies by the Board of Directors of Medgenics, Inc. for use at the annual meeting of stockholders of Medgenics to be held on Tuesday, April 12, 2016 at 10:00 a.m. local time at The Westin New York at Times Square, 270 West 43rd Street, New York, NY 10036, United States, and at any adjournments or postponements thereof. The proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available on the Internet at http://www.medgenics.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the meeting?

If our records show that you were a holder of our common stock at the close of business on March 7, 2016, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Stockholders do not have the right to cumulate votes in the election of directors. Unexercised warrants and options do not entitle their holders to vote at the meeting.

What is the purpose of the meeting?

At the annual meeting, you will be asked:

•	to vote upon the election of eight directors (Proposal 1);

•	to approve an amendment to our Stock Incentive Plan increasing the number of shares of our common stock available under the plan from 6,178,571 shares to 9,178,571 shares (Proposal 2);

•	to approve, on a non-binding advisory basis, the compensation of our named executive officers (commonly referred to as “say-on-pay”) (Proposal 3);

•	to ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4); and

•	to transact such other proper business as may come before the meeting and any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of record of at least one-third of the votes represented by our issued and outstanding stock entitled to vote at this meeting is necessary to constitute a quorum for the transaction of business at the meeting. As of the record date, there were 32,998,012 shares of common stock outstanding and entitled to vote at the meeting. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What vote is needed to approve each proposal?

Assuming a quorum is present, directors will be elected by a plurality of all of the votes cast at the meeting. Furthermore, assuming a quorum is present, the approval of the amendment to our Stock Incentive Plan, the approval, on a non-binding advisory basis, of the compensation of our named executive officers and the ratification of the appointment of our independent registered public accounting firm each require the approval of a majority of the votes cast at the meeting. Any other matters properly presented at the meeting for stockholder approval will require the approval of a majority of the votes cast at the meeting, unless more than a majority of the votes cast is required to approve such other matters under Delaware law. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals, assuming a quorum is present. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, such as the election of directors, the approval of the amendment to our Stock Incentive Plan and the approval, on a non-binding advisory basis, of the compensation of our named executive officers, will be treated in the same manner as abstentions for purposes of the annual meeting. None of the proposals, if approved, entitles stockholders to appraisal rights under Delaware law or our charter.

Can I revoke my vote after I submit my proxy card?

If you cast a vote by proxy, you may revoke it by:

•	filing a written notice revoking the proxy with our Corporate Secretary at our address;

•	properly signing and forwarding to us at our address a proxy with a later date; or

•	appearing in person and voting by ballot at the meeting.

If you wish to revoke your proxy by filing a written notice with our Corporate Secretary, we must receive your written notice no later than 72 hours before the beginning of the annual meeting. If you attend the meeting, you may vote in person whether or not you have previously given a proxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

How do I vote?

Voting in Person at the Meeting. If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held in “street” name or by a nominee and you wish to vote in person at the meeting, you will need to obtain a “legal proxy” or letter of representation from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock in one of the following ways:

•	By Mail. If you would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

•	By Internet. You may also have the option to authorize a proxy to vote your shares by the Internet. If this option is available to you, the website for Internet proxy authorization will be printed on your proxy card. Internet proxy authorization is available 24 hours each day until 11:59 p.m., Eastern Time, on April 11, 2016. You will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU AUTHORIZE A PROXY VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

Voting by Proxy for Shares Registered in “Street” or Nominee Name. If your shares of common stock are held in “street” name or by a nominee, you must follow the voting instructions provided to you by your broker, bank or other nominee holder in order to have your shares of common stock voted on all items. Only your broker, bank or other nominee holder can vote your shares. Without your instructions, your broker is permitted to use its own discretion and vote your shares on certain routine matters (such as the ratification of our independent registered public accounting firm), but is not permitted to use discretion and vote your shares on non-routine matters (such as the election of directors).

Please see the enclosed proxy card for further instructions on how to submit your vote.

How is my vote counted?

If you properly execute a proxy in the accompanying form, and we receive it prior to voting at the meeting, or if you authorize your proxy to vote your shares electronically through the Internet, the shares of stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, the common stock will be voted “for” the election of the nominees for directors listed in Proposal 1, “for” the approval of the amendment to our Stock Incentive Plan described in Proposal 2, “for” the approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal 3), “for” ratification of our Audit Committee’s selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4), and as recommended by our Board of Directors with regard to all other matters in its discretion.

What happens if additional matters are presented at the annual meeting?

Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees proposed in this proxy statement to serve on our Board of Directors is unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How are proxies solicited and who paid for this proxy solicitation?

Solicitation of proxies will be primarily by mail. However, our directors and employees may also solicit proxies by email or telephone or in person, without additional compensation. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons.

What are the requirements for presenting stockholder proposals and director nominations?

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2017 must be received by our Corporate Secretary at our principal executive offices at Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, by November 11, 2016, unless the date of our 2017 annual meeting is more than 30 days before or after the one-year anniversary date of our 2016 annual meeting. In addition, our bylaws provide that in order for director nominations or stockholder proposals to be properly brought before the meeting, the stockholder must have delivered timely notice to our Corporate Secretary at our principal executive offices at the address listed above. To be timely, notice satisfying the requirements of our bylaws must be delivered not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting (or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered no earlier than 150 days prior to the date of such annual meeting nor after the later of 120 days prior to such annual meeting or 10 days following the date such meeting is first publicly announced). Accordingly, unless the date of our 2017 annual meeting is more than 30 days before or after the one-year anniversary date of our 2016 annual meeting, we must receive notice of any proposals for consideration at the 2017 annual meeting of stockholders no earlier than October 12, 2016 and no later than November 11, 2016.

If the date of our 2017 annual meeting is more than 30 days before or after the one-year anniversary date of our 2016 annual meeting, we will disclose the new deadlines under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.

Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, if applicable, and any applicable requirements of our bylaws and Delaware law. For additional information on how stockholders can recommend candidates to our Board of Directors, see “Board Committees – Nominating and Corporate Governance Committee – Process for Recommending Candidates to our Board of Directors” below.

What other information should I review before voting?

For your review, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which includes financial statements for the fiscal year ended December 31, 2015, is being mailed to you concurrently with the mailing of this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, however, is not part of the proxy solicitation material. You may also obtain, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 on our website at http://www.medgenics.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the Securities and Exchange Commission, which we sometimes refer to as the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the annual meeting, all eight of our current directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Following the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated all current directors for re-election at the annual meeting. In making its recommendations, the Nominating and Corporate Governance Committee considered a number of factors, including its criteria for Board membership, which included the minimum qualifications that must be possessed by a director candidate in order to be nominated for a position on our Board. Our Board of Directors anticipates that, if elected, the nominees will serve as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the eight nominees.

Vote Required

Assuming a quorum is present, directors will be elected by a plurality of the votes cast at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, but they will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED IN THIS PROPOSAL 1. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at the annual meeting, all of whom currently serve as our directors, and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of February 2016. Each executive officer is elected annually by our Board of Directors at the first meeting after each annual meeting of stockholders and holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Sol J. Barer, Ph.D., Chairman of the Board of Directors

Dr. Barer, 68, has been our Non-Executive Chairman of the Board since July 2012. He spent most of his professional career with Celgene Corporation, one of the largest, global biopharmaceutical companies. He was Chairman of Celgene from January 2011 until June 2011, Executive Chairman from June 2010 until January 2011 and Chairman and Chief Executive Officer from May 2006 until June 2010. Previously, he was appointed President in 1993 and Chief Operating Officer in 1994 before assuming the CEO position. He also served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from October 1990 to October 1993, and Vice President, Technology, from September 1987 to October 1990. Dr. Barer was the founder of the biotechnology group at the Celanese Research Company which was subsequently spun out to form Celgene Corporation.

Dr. Barer serves as Chairman of the Board of the public companies, InspireMD, Inc. (stents) (NYSE MKT: NSPR), and Edge Therapeutics, Inc. (neuro-critical care) (NASDAQ: EDGE) and the private company Centrexion Corporation (pain therapeutics) and is Lead Independent Director of the public company

ContraFect Corporation (anti-infectives) (NASDAQ: CFRX). He is also on the Board of Directors of public companies Aegerion Pharmaceuticals, Inc. (hypercholesteremia and leptin deficiency) (NASDAQ: AEGR), Amicus Therapeutics, Inc. (rare diseases) (NASDAQ: FOLD) and Teva Pharmaceutical Industries Ltd. (generic and proprietary pharmaceuticals and pharmaceutical ingredients) (NYSE: TEVA). He serves as an investment advisor to the Israel Biotechnology Fund.

In 2011, Dr. Barer was Chairman of the University of Medicine and Dentistry of New Jersey Governor’s Advisory Committee which recommended sweeping changes in the structure of New Jersey’s medical schools and public research universities. He previously served as a Commissioner of the New Jersey Commission on Science and Technology and was a member of the Board of Trustees of Rutgers - The State University of New Jersey (until 2013). He also served two terms as Chair of the Board of Trustees of BioNJ (2010-2012), the New Jersey biotechnology organization. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University.

We believe that Dr. Barer’s significant executive experience at Celgene Corporation and his leadership roles in other organizations, together with his vast medical background, makes him particularly well-suited to be our Chairman of the Board.

Eugene A. Bauer, M.D., Director

Dr. Bauer, 73, has been a member of our Board since March 2001. He served as Chairman of the Board from July 2005 through June 2012 and as Executive Chairman of the Board from October 2010 through June 2012. He is a Lucy Becker Emeritus Professor in the School of Medicine at Stanford University. Dr. Bauer served as dean of the Stanford University School of Medicine from 1995 – 2001 and as chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 – 1995. He currently serves as a director of Cerecor, Inc. and privately held Dr. Tattoff, Inc, First Wave Technologies, Inc. and Kadmon Corporation, LLC. He also was a co-founder and emeritus member of the Board of Directors of Connetics Corporation, a publicly traded, dermatology-focused therapeutics company which was acquired by Steifel Laboratories and sold to GlaxoSmithKline, Inc. Dr. Bauer is a co-founder and member of the Board of Directors of Dermira, Inc. (NASDAQ: DERM). He also served as a director of Protalex, Inc., Vyteris, Inc., Peplin Biotech, Ltd., PetDRx, Inc. and Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013. Dr. Bauer was a U.S. National Institute of Health (NIH)-funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies including the Institute of Medicine of the National Academy of Sciences. He received an M.D. from Northwestern University.

We believe that Dr. Bauer’s extensive experience managing biopharmaceutical and life science companies, together with his vast medical background, makes him particularly well-suited to be a member of the Board.

Isaac Blech, Director

Mr. Blech, 66, was appointed to our Board in June 2011. Prior to his election as a director, he had served as a member of our Strategic Advisory Board since February 2011. Mr. Blech is a renowned biotechnology entrepreneur and investor, who, over the past 34 years, has founded and served on the boards of companies which have produced major advances in a broad array of diseases, including the diagnosis of chlamydia, herpes, syphilis and HIV, and the treatment of cystic fibrosis, sexual dysfunction, multiple myeloma and brain cancer. The companies he established include Celgene Corporation, ICOS Corporation, Nova Pharmaceutical Corporation, Pathogenesis Corporation and Genetics Systems Corporation. Mr. Blech is a major shareholder and Director of ContraFect Corporation, a major shareholder and Vice Chairman of Cerecor, Inc., and a major shareholder and Vice Chairman of Edge Therapeutics and Vice Chairman of Centrexion Corporation. He is also a major shareholder and Vice Chairman of public companies The SpendSmart Payments Company (OTCQB: SSPC) and a root9B Technologies, Inc. (OTCBQ: RTNB). He serves as Vice Chairman of the private company WaveGuide Corp.

We believe that Mr. Blech’s broad experience as a founder, director and major investor in numerous biotechnology companies, combined with his past experience as a member of our Strategic Advisory Board, highly qualifies him as a member of our Board.

Alastair Clemow, Ph.D., Director

Dr. Clemow, 64, was appointed to our Board in August 2010. Dr. Clemow serves as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. Previously he held the position of President and Chief Executive Officer in a number of companies that he helped found including Nexgen Spine, which developed an artificial spinal disc and which was acquired by K2M in 2011, Gelifex Inc., which developed an innovative spinal nucleus replacement implant and which was acquired by Synthes Spine in 2004, and Minimally Invasive Surgical Technologies, which developed a novel series of implants for minimally invasive total knee replacement and which was acquired by MAKO in 2005. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. Prior to that, Dr. Clemow served in numerous positions with Johnson & Johnson from 1981 to 2000, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery Inc., Vice President of New Business Development for Johnson & Johnson Professional Inc. and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow currently serves on the boards of BioMedical Enterprises, Inc. and Regentis Ltd., and has served on the boards of numerous other private and public companies, including Kinetic Muscles Inc., Vyteris Inc., HydroCision, Inc., Echo Healthcare Inc., Encore Medical, and Prolor Biotech, Inc., which was acquired by Opko Health, Inc. (NYSE: OPK) in 2013. Dr. Clemow is the holder of 12 U.S. patents and holds an M.B.A. in Finance from Columbia University and a Ph.D. in Metallurgy from University of Surrey, Guildford, United Kingdom.

With over 30 years of senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is a valuable asset to our Board.

Michael F. Cola, Director, President and Chief Executive Officer

Mr. Cola, 56, was appointed our President and Chief Executive Officer, and to serve on our Board, in September 2013. Prior to joining our company, Mr. Cola served as President of Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, from 2007 until April 2012. He joined Shire in 2005 as EVP of Global Therapeutic Business Units and Portfolio Management. Prior to joining Shire, he was with Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, where he served as President of the Life Sciences Group. While at Safeguard, Mr. Cola served as Chairman and CEO of Clarient, Inc., a cancer diagnostics company subsequently acquired by GE Healthcare, and as Chairman of Laureate Pharma, Inc., a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca, a global biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals Inc. (NASDAQ: VNDA), Sage Therapeutics, Inc. (NASDAQ: SAGE) and Pennsylvania BIO, the statewide association representing the bioscience community. He previously served on the Board of Directors of NuPathe Inc., which was acquired by Teva Pharmaceutical Industries Ltd. in 2014. He also currently serves as Chairman of the Board of Governors of the Boys & Girls Clubs of Philadelphia.

We believe that Mr. Cola’s extensive experience in the pharmaceutical and life sciences industry, and his role as the President and Chief Executive Officer of our company, makes him particularly well-suited to be a member of the Board.

Barbara G. Duncan, Director

Ms. Duncan, 50, has served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. since May 2009. She has over 15 years of experience in the life sciences industry. She previously served in a series of positions with increasing responsibilities at DOV Pharmaceuticals, Inc. including as Chief Executive Officer and Treasurer. Before that, she served as Vice President of Corporate Finance – Global Healthcare at Lehman Brothers Inc. and Director of Corporate Finance at SBC Warburg Dillon Read Inc. Prior to joining DOV, Ms. Duncan served as a vice president of Lehman Brothers Inc. in its corporate finance division from August 1998 to August 2001, where she provided financial advisory services primarily to companies in the life sciences and general industrial industries. From September 1994 to August 1998, Ms. Duncan was an associate and director at SBC Warburg Dillon Read, Inc. in its corporate finance group, where she focused primarily on structuring mergers, divestitures and financings for companies in the life sciences and general industrial sectors. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan holds a Master of Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University. She previously served as a director of DOV and currently serves on the board of directors of Edgemont Pharmaceuticals, LLC, a privately held, specialty pharmaceutical company with a primary focus in the field of neuroscience.

We believe that Ms. Duncan’s extensive experience in biopharmaceutical and life sciences companies, as well as her experience in the financial sector, makes her particularly well-suited to be a member of the Board.

Wilbur H. (Bill) Gantz, Director

Mr. Gantz, 78, joined our Board in October 2013. Mr. Gantz has been the President of PathoCapital, an investor in healthcare companies, since March 2009. He previously served as Executive Chairman and Chief Executive Officer of Ovation Pharmaceuticals, Inc., which was sold to Lundbeck, AG in 2009, and as Chairman, Chief Executive Officer and President of PathoGenesis Corporation, a biopharmaceutical company that was sold to Chiron, Inc. in 2000. Prior to founding PathoGenesis, from 1987 to 1992 he served as President of Baxter International, Inc., a manufacturer and marketer of healthcare products. He joined Baxter in 1966 and held various management positions, including Vice President, Europe and President, International Division, prior to being named Executive Vice President and Chief Operating Officer in 1980. During the past five years, Mr. Gantz served on the board of directors of W.W. Grainger, Inc. He currently serves on the Boards of private companies Aptinyx, Inc., ReliefBand Technologies LLC, and Adams Street Partners, LLC. He is a trustee of The Field Museum of Natural History and Brain Research Foundation. Mr. Gantz holds a BA degree from Princeton University, where he graduated cum laude, and an MBA from Harvard Business School.

We believe that Mr. Gantz’s extensive experience managing biopharmaceutical and healthcare companies makes him particularly well-suited to be a member of the Board.

Joseph J. Grano, Jr., Director

Mr. Grano, 68, has been a member of our Board since March 2013. Since 2004, he has served as Chairman and CEO of Centurion Holdings LLC, a provider of advisory services to public and private clients on business strategy and capital markets access. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions at Merrill Lynch including Director of National Sales. Mr. Grano also serves as Chairman and CEO of root9B Technologies, Inc. (OTCBQ: RTNB). Mr. Grano is the former Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and a former member of the NASD’s Executive Committee. He was appointed by President George W. Bush in 2002 to serve as the Chairman of the Homeland Security Advisory Council, a position he held until August 2005. Mr. Grano was a captain in the U.S. Special Forces (Green Berets), and is a member of the Council for the United States and Italy, a member of the City University of New York’s Business Leadership Council and a former member of the National Board of D.A.R.E. He holds honorary

Doctor of Laws degrees from Pepperdine University and Babson College, as well as an honorary Doctor of Humane Letters degree from Queens College. He previously served on the Board of Directors of the YMCA of Greater New York and of Lenox Hills Hospital in New York City.

We believe that Mr. Grano’s extensive financial services experience, which is important for a growing company raising funds, highly qualifies him as a member of our Board.

Executive Officers who are not Directors

Brian Piper, Chief Financial Officer

Mr. Piper, 44, has served as our Chief Financial Officer since February 2016, previously serving as our Vice President of Finance and Investor Relations since joining our company in April 2014. Prior to that, Mr. Piper worked at Shire Pharmaceuticals, a global specialty pharmaceutical company, for 13 years in various finance and investor relations roles of increasing responsibility, including serving as Senior Director of Business Development from January 2010 until March 2014, and also including two years spent in Dublin, Ireland establishing Shire’s geographic expansion strategies. Prior to joining Shire, Mr. Piper worked at Celera Genomics and Otsuka Pharmaceuticals, Inc. He received a B.B.A. from the University of Notre Dame and an M.B.A. from the Robert H. Smith School of Business at the University of Maryland.

Garry A. Neil, M.D., Chief Scientific Officer

Dr. Neil, 62, joined our company in September 2013. Prior to that, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate VP of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. Prior to joining Johnson & Johnson in 2002, he held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He serves on the Boards of the Reagan Udall Foundation and the Foundation for the U.S. National Institutes of Health (NIH), and is a member of the Science Management Review Board of the NIH. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

Scott Applebaum, Chief Legal Officer

Mr. Applebaum, 49, joined our company in September 2014. Prior to that, Mr. Applebaum spent the last ten years at Shire Pharmaceuticals, most recently as Senior Vice President of the Neuroscience Business Unit based in Nyon, Switzerland. He initially joined Shire in 2004 as Senior Vice President, Associate General Counsel. He then transitioned to Regulatory Affairs, with overall responsibility for the regulatory strategy, execution, operations and compliance for Shire Specialty Pharmaceutical products worldwide. Mr. Applebaum began his pharmaceutical career at Bristol-Myers Squibb, where he eventually rose to serve as Senior Counsel of the U.S. Medicines and Medical Imaging business unit. He currently serves on the Board of Governors of the Boys & Girls Clubs of Philadelphia. Mr. Applebaum holds a Juris Doctor from Stanford Law School and a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

Director Independence

Our Board of Directors has determined that each of our current directors, with the exception of Mr. Cola, qualifies as “independent” under the listing standards of the NYSE MKT, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which such director serves. The Board determined that Mr. Cola is not independent because he serves as an executive officer of our company. In making its determination, the Board considered the compensation previously received by Dr. Bauer pursuant to a consulting agreement with our company that was terminated in 2014, which did not exceed $120,000 during any twelve-month period within the last three years.

Board Leadership Structure and Role in Risk Oversight

In accordance with our bylaws, our Board of Directors elects our President (who is our Chief Executive Officer) and may elect a Chairman of the Board, who serves as our Chief Executive Officer if there is no President. Each of these positions may be held by the same or separate persons. Our Board has not adopted a policy as to whether the role of the President and Chairman of the Board should be separate. However, these positions are currently held by separate persons. We believe that separating these positions better allows our President to focus on our day-to-day business, while allowing the Chairman to lead our Board in providing advice to and oversight of management and to establish the agenda and preside at meetings of our stockholders and Board of Directors. We also believe that having Board leadership independent of management helps ensure critical and independent thinking with respect to our strategy and performance. Our Chief Executive Officer is a member of our Board of Directors, which helps to ensure that management’s insight is directly available to the directors in their deliberations.

Currently, our Non-Executive Chairman of the Board is Dr. Barer and our Chief Executive Officer is Mr. Cola. As discussed above, our Board of Directors has determined that Dr. Barer qualifies as “independent” under the listing standards of the NYSE MKT.

Our Board of Directors has an active role in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management. Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for discussing guidelines and policies governing the process by which our senior management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also evaluates the policies implemented by management to assure the adequacy of internal controls and the financial reporting process, including security surrounding assets and computerized information systems, and to monitor compliance with laws and regulations and our code of business conduct and ethics. It is also the responsibility of the Audit Committee to investigate employee misconduct or fraud.

Board Committees

Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. From time to time, our Board may form additional committees to address specific issues or tasks.

Audit Committee

The Audit Committee has primary responsibility for monitoring the quality of internal financial controls and ensuring that our financial performance is properly measured and reported on. It receives and reviews reports from management and auditors relating to the quarterly and annual accounts and the accounting and internal control systems in use throughout our company.

The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets not less than quarterly and has unrestricted access to our auditors.

Members of the Audit Committee are Ms. Duncan (as Chair), Dr. Clemow and Mr Gantz, each of whom satisfies the independence requirements of NYSE MKT and SEC rules and regulations. Ms. Duncan qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Ms. Duncan as an “audit committee financial expert” does not impose on her any duties, obligations or liability that are greater than those that are generally imposed on her as a member of the Audit Committee and our Board of Directors, and her designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee met five times in the fiscal year ended December 31, 2015. The Audit Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Compensation Committee

The Compensation Committee is responsible for setting our overall compensation policy, and reviews and determines the compensation paid to our executive officers and directors. The Compensation Committee annually reviews and approves our goals and objectives relevant to the compensation of our Chief Executive Officer and evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The Compensation Committee also periodically reviews and has the authority to determine and approve, or review and recommend to our Board for approval if the Compensation Committee so elects, all other senior executive officer compensation. The Compensation Committee also makes recommendations to our Board on proposals for the granting of stock options and other equity incentives pursuant to any stock option plan or equity incentive plan in operation from time to time. Our Chief Executive Officer makes recommendations to the Compensation Committee as to option grants for our other executive officers and assists the Compensation Committee in determining if annual bonus goals have been met. The Compensation Committee meets at least three times each fiscal year and at such other times as the Chairman of the Compensation Committee requires.

The Compensation Committee may form and delegate authority and responsibilities to any subcommittee or any member of the Compensation Committee for any purpose that the Compensation Committee deems appropriate. The Compensation Committee has the authority to retain outside professionals, consultants or advisors as it determines appropriate to assist in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of compensation for our executive officers and directors, and to approve the outside consultant’s or advisor’s fees and other retention terms. The Compensation Committee has full authority to commission any reports or surveys that it deems necessary to help it fulfill its obligations.

Members of the Compensation Committee are Dr. Clemow (as Chairman), Mr. Blech and Mr. Grano, each of whom satisfies the independence requirements of the NYSE MKT. Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee met four times in the fiscal year ended December 31, 2015. The Compensation Committee is governed by a charter, which is available on our website at http://www.medgenics.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for leading the process for considering future appointments to our Board and makes recommendations to our Board of candidates for appointment and annual election. The Nominating and Corporate Governance Committee meets at least once during each fiscal year and at such other times as the Chairman of the Nominating and Corporate Governance Committee requires.

Members of the Nominating and Corporate Governance Committee are Mr. Grano (as Chairman), Mr. Blech, Dr. Clemow and Mr. Gantz, each of whom satisfies the independence requirements of the NYSE MKT.

The Nominating and Corporate Governance Committee met 2 times in the fiscal year ended December 31, 2015. The Nominating and Corporate Governance Committee is governed by a charter, which is available on our website at http://www.medgenics.com. The charter sets forth the criteria for selecting potential Board members, which include, among other things, the possession of experience, knowledge, skills, expertise, mature judgment, acumen, character, integrity and diversity so as to enhance our Board’s ability to manage and direct the affairs and business of our company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or the listing standards of the NYSE MKT. Although diversity may be a consideration in the Nominating and Corporate Governance Committee’s process, the Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. In identifying suitable candidates, the Nominating and Corporate Governance Committee may use open advertising or the services of external advisers to facilitate the search. Each of the candidates for director named in this proxy statement has been recommended by the Nominating and Corporate Governance Committee and approved by our Board of Directors for inclusion on the enclosed proxy card.

Process for Recommending Candidates to our Board of Directors

The charter of our Nominating and Corporate Governance Committee also provides for the consideration of candidates for election to our Board of Directors recommended by stockholders. Our Nominating and Corporate Governance Committee will evaluate a director candidate recommended by stockholders in the same manner as it evaluates director candidates recommended otherwise. Stockholder recommendations for candidates to our Board of Directors must be directed in writing to our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve and information regarding any relationships between the candidate and our company, and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for selecting potential Board members described above. This information should be submitted in the time frame described under “Questions and Answers About the Annual Meeting – What are the requirements for presenting stockholder proposals and director nominations?” above.

Meetings and Attendance

Our Board of Directors met nine times in the fiscal year ended December 31, 2015. Each director attended at least 75% of the aggregate number of board and applicable committee meetings in 2015 during their respective periods of service.

We encourage but do not require board members to attend our annual meetings of stockholders. All of our directors then in office were in attendance at our annual meeting of stockholders in 2015.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at http://www.medgenics.com. We intend to disclose on our website any amendment to, or waiver from, the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or the NYSE MKT.

Stockholder Communications

Stockholders who wish to communicate with our Board of Directors, committee chairmen, any other individual director or the non-management or independent directors as a group are welcome to do so in writing, addressed to the director(s) or the entire Board of Directors, in care of our Corporate Secretary, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. Anyone wishing to contact our Audit Committee may do so in writing, addressed to the attention of the Chairman of the Audit Committee, Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087. To make confidential submissions to either of the above, please indicate “confidential” on any correspondence.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Executive Compensation Objectives and Philosophy

This section explains the policies and decisions that shape our executive compensation program, including its specific objectives and elements, as it relates to our “named executive officers,” or “NEOs,” whose compensation information is presented in the tables following this discussion. The Compensation Committee believes that our executive compensation program is appropriately designed to incentivize our NEOs to work for our long-term prosperity through pay-for-performance incentives, is reasonable in comparison with the levels of compensation provided by comparable companies, discourages our NEOs from assuming excessive risks, and reflects a reasonable cost. We believe our NEOs are critical to the achievement of our corporate goals, through which we can drive stockholder value.

Our executive compensation program and our corresponding NEO compensation packages are designed around the following objectives:

•	Attract, motivate, and retain talented and dedicated individuals to contribute to our growth and success by providing competitive compensation opportunities consistent with industry practices where we compete for talent;

•	Align our NEOs’ compensation opportunities with long-term stockholder value creation; and

•	Maintain a reasonable and responsible cost structure.

Elements of Compensation

The Compensation Committee regularly reviews our allocation of compensation elements to ensure alignment with strategic and operating goals and competitive market practices. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation elements, such as base salaries, benefits, and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to reward successful long-term performance and execution of our business strategy, and to strongly align our NEOs’ interests with those of stockholders.

Our NEO compensation program generally is comprised of the following elements:

•	Base salary;

•	Annual bonuses;

•	Long-term equity compensation; and

•	Benefits and perquisites.

Base Salary. Base salaries generally are initially negotiated and set forth in employment agreements with our NEOs and generally may not be reduced without the respective NEO’s consent. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically in consultation with its outside compensation consultant. In determining base salaries, the Compensation Committee members take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), independent third party market data such as compensation surveys, individual experience and performance adjusted to reflect individual roles, and contribution to our clinical, regulatory,

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commercial, and operational performance. None of the foregoing factors has a dominant weight in determining the base salaries of our NEOs, and the Compensation Committee considers the factors as a whole when considering such compensation. In addition, the Compensation Committee uses comparative data regarding compensation paid by comparable companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies (rather than as part of a formula).

We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Annual Bonuses. Our NEOs are eligible to receive annual bonuses based upon performance. Each NEO’s employment agreement generally provides a target level of annual bonus reflected as a percentage of annual base salary. The amount of annual bonus actually paid to our NEOs for a given year is based on various factors, including, among others, the achievement of various operating milestones based on scientific and business goals and our financial and operational performance. Certain annual bonuses for our NEOs are also determined, in part, based on certain individual goals for our NEOs, which are specific to the individual’s responsibilities and position within our company. Ultimately, the Compensation Committee has discretion to modify any annual bonus payouts (upwards or downwards) as appropriate to ensure program objectives are met, taking into consideration a variety of company-specific or market factors.

We believe that annual bonuses payable based on the achievement of short-term corporate goals incentivize our NEOs to create stockholder value and attain short-term performance objectives.

Long-Term Equity Compensation. In order to provide a significant retention incentive and to ensure a strong link to the long-term interests of our stockholders, we provide a portion of our total compensation in the form of equity compensation—primarily, stock options. Our NEOs are eligible to receive awards at the discretion of the Compensation Committee. Equity awards are primarily granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended, most recently in 2014. The Stock Incentive Plan is administered by the Compensation Committee.

The Compensation Committee believes that granting stock options provides our NEOs with a strong economic interest in maximizing stock price appreciation over the long term. The Compensation Committee also believes that granting stock options can be useful in retaining and recruiting the key talent necessary to ensure our continued success. The exercise price of stock options is based on the value of a share of our common stock on the date of grant. The options, therefore, do not have any value to the NEO unless the market price of our common stock rises, which aligns the interests of our NEOs with those of our stockholders. Through these option grants, we seek to emphasize the importance of improving the performance of our stock price, increasing stockholder value over the long term.

Stock option grants are generally made at the commencement of employment, following a significant change in job responsibilities, on an annual basis to provide aligned incentives for long-term performance, or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. The timing of grant dates is not based on any favorable or unfavorable non-public information anticipated to be disclosed at a later date. All stock option awards are granted with an exercise price not less than the closing sale price of our common stock on the NYSE MKT on the date of grant.

Benefits and Perquisites. Benefits are provided to our NEOs pursuant to the terms of their respective employment agreements and currently include paid time-off and holidays, and coverage under our employee medical and dental insurance program.

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We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of NEOs at comparable companies. These benefits represent a relatively small portion of our NEOs’ total compensation.

Compensation Setting Process

Overview

Generally, the Compensation Committee reviews and, as appropriate, approves compensation arrangements for our NEOs from time to time but not less than once per year. When creating an NEO’s overall compensation package, the Compensation Committee considers the different elements of our compensation in light of the role the NEO will play in achieving our near term and longer term goals, as well as the compensation packages provided to similarly situated executives at companies we consider to be comparable to us. As described above, our NEOs’ compensation elements are base salary, annual bonus, long-term equity compensation, and benefits and perquisites. We do not predetermine an allocation of the overall compensation to be represented by the various compensation elements.

The Compensation Committee’s intention is that the incentives provided by the annual bonus and the equity compensation elements constitute a substantial portion of our NEOs’ total compensation, such that a significant portion of potential compensation is at risk in any given year. The Compensation Committee believes that having a significant portion of our NEOs’ compensation packages at risk will contribute to cultivating a culture in which our NEOs aggressively pursue our corporate performance and strategic goals as they know that their take home pay, to a large extent, depends upon our performance and, to some extent, their contribution to our performance. Additionally, the incorporation of significant equity incentives is designed to mitigate the risk that our NEOs will pursue short-term outcomes at the expense of long-term stockholder value. Performance-based annual bonuses may be made based on the achievement of short-term corporate goals designed to incentivize the executives to create stockholder value and attain short-term performance objectives.

We believe that the combined mix of the pay elements described above allows us to provide a competitive, cost-effective total compensation package to our NEOs, largely based on achievement of value-driving milestones. More specifically, the Compensation Committee believes this structure ties an appropriate amount of our NEOs’ potential compensation to performance.

Role of Our Chief Executive Officer

Our Chief Executive Officer has no role in setting his compensation. However, our Chief Executive Officer recommends to the Compensation Committee for its approval proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, in addition to providing input on the level of attainment of the prior year’s goals for purposes of determining awards under the annual bonus plan and Stock Incentive Plan for all of our NEOs, including our Chief Executive Officer. Finally, our Chief Executive Officer regularly provides input to the Compensation Committee during the course of the year regarding the performance and compensation of our other NEOs.

Role of Compensation Consultants

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it in carrying out its delegated duties. In 2015, the Compensation Committee engaged Radford, an Aon Hewitt company, as compensation consultants to provide benchmarking data and analyses for peer companies in the United States and Israel. The Compensation Committee considered Radford’s analyses and recommendations, and aims to ensure competitive compensation packages for employees in the United States and Israel by targeting 50th to 75th percentile for salaries and bonuses, and targeting 75th percentile for long-term incentives in the form of stock options. Although we intend to target these percentiles for all of our employees (including our executive officers) in the future, the compensation of

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each of our NEOs for 2015 was determined based on their respective employment agreements and was not impacted by the Radford analysis.

The Compensation Committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and did not believe that the retention of Radford to advise it on the compensation matters described above created a conflict of interest.

Compensation Benchmarking

In any year the Compensation Committee may benchmark the compensation for our NEOs with that of executives with similar positions in our industry, adjusting for known or perceived differences between our NEOs’ experience and levels of responsibility with the job descriptions reflected for the generalized survey data, but did not do so for 2015.

Evaluations

The Compensation Committee evaluates the performance of our NEOs in light of established performance goals and objectives at least once per year. Based upon these evaluations, the Compensation Committee determines the annual compensation for our NEOs, including any increase to base salary, annual cash bonus, and equity compensation. In its evaluation of our NEOs, the Compensation Committee considers, among other things, the following:

•	Overall management of our company;

•	Progress achieved by our research and development efforts;

•	The maintenance of successful relationships with our Board and stockholders and with employees;

•	Our financial performance with respect to the preparation of and compliance with our budget, including capital reserves;

•	Success in securing additional grants and funding from third-party sources; and

•	Regulatory compliance.

2015 Executive Compensation Summary

Throughout 2015, our company was guided by our executive management team consisting primarily of Mr. Cola, President and Chief Executive Officer; Dr. Leaman, Chief Financial Officer; Dr. Neil, Chief Scientific Officer; and Mr. Applebaum, Chief Legal Officer. Dr. Leaman resigned as our Chief Financial Officer in February 2016, at which time Brian Piper, formerly our Vice President of Finance and Investor Relations, was appointed as our Chief Financial Officer.

The terms of the employment agreements of each of our NEOs are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

2015 Base Salaries

As noted above, base salaries generally are initially negotiated and set forth in employment agreements with our NEOs. Thereafter, the Compensation Committee reviews the salaries of our NEOs periodically. The Compensation Committee’s aim, in line with our company’s general compensation philosophy, is to set compensation levels that are competitive while maintaining a reasonable cost structure. The employment agreements with Mr. Cola, Dr. Leaman and Dr. Neil provided for a review of the executive’s annual base salary for possible increase, but not decrease, starting in 2015. Following this review,

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the Compensation Committee determined to keep the 2015 base salaries for each of these NEOs the same as 2014. The employment agreement with Mr. Applebaum provided for no increase in base salary for 2015, although his base salary will be reviewed for 2016.

2015 Annual Bonuses

Our NEOs are eligible to receive annual bonuses based upon performance. Each officer’s employment agreement generally provides a target bonus amount, which is reflected as a percentage of annual base salary, and the Compensation Committee, in consultation with senior management, determines whether the specific NEO is entitled to all or a portion of the target bonus, based upon the achievement of various performance factors. For 2015, target annual bonus levels were 70% of annual base salary for Mr. Cola, 50% of annual base salary for Dr. Leaman, 60% of annual base salary for Dr. Neil and 40% of annual base salary for Mr. Applebaum.

Our NEOs were eligible to receive annual bonuses for 2015 based upon the level of achievement of the following corporate performance factors that were communicated to the executives in early 2015:

Performance Factor	Weighting of Performance Factor
Strategy • Propose to the Board of Directors the acquisition of one or more in-market or near-market products	10%
Finance • Complete a successful equity raise that provides the Company with a 24-month cash runway • Maintain a cash balance of >$11 million as 12/31/2015	20%
Operations • Generate preliminary data for TARGTEPO in peritoneal dialysis patients • Generate preliminary data for TARGTEPO myelodysplastic syndrome patients • Advance one novel development program from the CHOP collaboration • Select a new, novel, lead TARGT program	60%
Innovation & Learning • Define and create an innovative culture that enables the Company to become a best in class biotech company	10%

Our company’s senior management, including Mr. Cola and Dr. Neil, provided information to the Compensation Committee as to the level of achievement of each of the foregoing performance factors, and recommended bonus amounts based upon such level of achievement and the respective bonus targets set forth in their respective employment agreements. The Compensation Committee determined that most, but not all, of the corporate performance factors had been achieved, and reviewed and ultimately approved senior management’s recommendations with respect to a payout of 2015 annual bonuses at 85% of target. Although

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the above performance factors were considered by senior management and the Compensation Committee when determining the annual bonuses for 2015 for our NEOs, they were not dispositive. The Compensation Committee retains significant discretion to set the awards at what they believe are the appropriate levels to ensure objectives are met, taking into consideration a variety of company-specific and market factors. The final annual bonus amounts for 2015 are included in the Summary Compensation Table.

2015 Equity Compensation

Stock option grants are generally made at the commencement of employment and following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option and other equity awards to NEOs based upon a review of competitive compensation data, its assessment of individual performance, a review of each NEO’s existing long-term incentives, and retention considerations. In February 2015, we granted stock options to Mr. Cola, Dr. Leaman and Dr. Neil in recognition of their performance in 2014, consistent with our retention objectives. In addition, Mr. Cola elected to receive one-half of his 2014 annual bonus in the form of stock options (in lieu of cash), which were also granted in February 2015.

Our Other Compensation Policies

Employment Agreements

Each of our NEOs is party to an employment agreement with our company covering a variety of important issues concerning the NEO’s employment, including the service that will be expected of the NEO, the compensation the NEO will be paid, how long and under what circumstances the NEO will remain employed, and the financial details relating to any decision that either our company or the NEO may make to terminate the NEO’s employment with our company. All of our employment agreements also contain significant restrictive covenants that are intended to protect our intellectual property.

We provide all of our NEOs with severance arrangements in their employment agreements. We believe that severance packages are a common characteristic of compensation for executive officers in our industry. They are intended to provide our NEOs with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance arrangements are necessary to help us attract and retain skilled and qualified executive officers to continue to grow our company.

Our employment agreements are described in greater detail below under the heading “Employment Agreements with Named Executive Officers.”

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the amount that a public company may deduct from federal income taxes for remuneration paid to its chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) to $1 million per year per covered executive officer. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” including the gain recognized by executive officers upon the exercise of certain compensatory stock options and other compensation based on performance criteria that are approved in advance by stockholders. We are mindful of the benefit to our company and our stockholders of the full deductibility of compensation. However, we believe that there may be times when we need to retain flexibility in compensating our executive officers in a manner that we believe will best promote our corporate objectives even though the compensation may not be fully deductible under Section 162(m). Therefore, we have not adopted a policy that requires that all compensation be deductible.

Accounting Considerations

The accounting impact of our equity compensation program is one of many factors that the Compensation Committee may consider in determining the size and structure of our program.

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Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves facilitating common stock ownership by our NEOs through the grant of equity awards because we believe that it helps to align their financial interests with those of our stockholders.

Timing of Awards

The Compensation Committee has the authority to grant equity awards under our Stock Incentive Plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price.

Compensation Recovery Policy

We do not have a policy to attempt to recover incentive compensation payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the Compensation Committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Prior Say-on-Pay Vote

Our stockholders overwhelmingly approved our executive compensation program at our 2013 annual meeting. Besides this approval, we received no specific feedback from our stockholders concerning our executive compensation program during the past year. Greater than 98% of shares present and eligible to vote approved the non-binding advisory resolution on executive compensation at our 2013 annual meeting. The Compensation Committee considered this approval a reflection of our stockholders’ favorable view of our compensation program. The Compensation Committee did not specifically rely on the results of the vote in making any compensation-related decisions during 2015.

We are holding our second “say-on-pay” vote at this year’s annual meeting (see Proposal 3).

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Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Submitted by the Compensation Committee:

Alastair Clemow, Chairman

Isaac Blech

Joseph J. Grano, Jr.

Compensation Committee Interlocks and Insider Participation

During 2015, Dr. Clemow, Mr. Blech and Mr. Grano served as the members of the Compensation Committee. None of the persons who served as members of the Compensation Committee during 2015 was or is an officer or employee of our company, and no executive officer of our company served or serves on the compensation committee or board of any company that employed or employs any person who served as a member of the Compensation Committee or the Board of Directors in 2015.

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Summary Compensation Table

The following Summary Compensation Table summarizes the compensation information for the years ended December 31, 2015, 2014 and 2013 for each of our executive officers listed in the table, to whom we collectively refer as our “named executive officers.” The 2015 Grants of Plan-Based Awards Table following the Summary Compensation Table provides additional information regarding compensation granted to these officers in 2015.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)		Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Michael F. Cola	2015	450,000	267,750		1,129,500	34,840	1,882,090
President and Chief Executive	2014	450,000	315,000	(5)	—	32,901	797,901
Officer(4)	2013	132,981	93,087		3,423,000	6,048	3,655,116

John H. Leaman	2015	375,000	—		608,860	19,899	1,003,759
Chief Financial Officer(6)	2014	375,000	190,000		—	22,512	587,512
	2013	110,817	105,409	(7)	1,825,600	6,048	2,047,874

Garry A. Neil Chief Scientific Officer(8)	2015 2014 2013	410,000 410,000 121,160	209,100 250,000 72,696		869,800 — 2,053,800	11,309 12,894 1,258	1,500,209 672,894 2,248,914
Scott Applebaum Chief Legal Officer(9)	2015 2014	350,000 110,038	119,000 44,000		— 1,411,200	— —	469,000 1,565,238

(1)	Mr. Cola and Drs. Leaman and Neil elected to receive their annual bonuses for 2013 in the form of stock options (in lieu of cash).

(2)	Amounts included in this column reflect the aggregate grant date fair value of awards granted in the specified year computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(j) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	Represents health care benefits.

(4)	Mr. Cola was appointed as our President and Chief Executive Officer on September 13, 2013. Mr. Cola does not receive any additional compensation for his service as a director.

(5)	Mr. Cola elected to receive one-half of his annual bonus for 2014 in the form of stock options (in lieu of cash). Accordingly, in lieu of payment in cash of $157,500, on February 18, 2015, he was awarded options to purchase 42,087 shares as further described below in the 2015 Grants of Plan-Based Awards Table.

(6)	Dr. Leaman was appointed as our Chief Financial Officer on September 13, 2013, and resigned on February 9, 2016.

(7)	Includes a signing bonus of $50,000.

(8)	Dr. Neil was appointed initially as our Global Head of Research and Development on September 13, 2013. His title was changed to Chief Scientific Officer in July 2014, although none of his compensation arrangements changed as a result of the new title.

(9)	Mr. Applebaum was appointed as our Chief Legal Officer on September 8, 2014.

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2015 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael F. Cola	2/18/2015	42,087	(2)	$7.01	$157,500
	2/18/2015	250,000	(3)	7.01	1,129,500
John H. Leaman	2/18/2015	140,000	(4)	7.01	608,860
Garry A. Neil	2/18/2015	200,000	(5)	7.01	869,800
Scott Applebaum	—	—		—	—

(1)	All options reported in this table were granted under the Stock Incentive Plan.

(2)	Mr. Cola elected to receive one-half of his annual bonus for 2014 in the form of stock options (in lieu of cash), which were granted in 2015. Accordingly, these options were in lieu of payment in cash of $157,500 and were fully vested upon grant.

(3)	These options vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	These options were scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, but we agreed to accelerate the vesting of these options in connection with Dr. Leaman’s departure as of our Chief Financial Officer in February 2016.

(5)	These options vest in four equal annual installments beginning on the first anniversary of the grant date.

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Employment Agreements with Named Executive Officers

Michael F. Cola

On September 13, 2013, we entered into an employment agreement with Mr. Cola to serve as our President and Chief Executive Officer. The agreement has a term of three years, subject to automatic extension for successive one-year periods unless either party provides 90 days’ advance written notice of such party’s desire not to renew. The agreement provides for an initial base salary at an annual rate of $450,000, subject to review by our Board for possible increase, but not decrease, beginning in fiscal year 2015. Mr. Cola is also eligible to receive performance-based annual bonuses for each fiscal year ending during the employment period, with any applicable performance metrics and goals to be established by our Board after consultation with Mr. Cola. His initial target bonus is 70% of annual base salary but may be greater or less based upon actual performance and the determination of our Board. Mr. Cola’s annual bonus for fiscal year 2013 was prorated based on the number of days employed during the year. He is also entitled to participate in all incentive and benefit plans in effect from time to time with respect to our senior executives in the United States.

John H. Leaman

On September 13, 2013, we entered into an employment agreement with Dr. Leaman to serve as our Chief Financial Officer. The agreement was substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Leaman’s employment agreement provided for an initial base salary at an annual rate of $375,000, a signing bonus of $50,000 and an initial target bonus of 50% of annual base salary.

Garry A. Neil

On September 13, 2013, we entered into an employment agreement with Dr. Neil to serve as our Global Head of Research and Development. His title was changed to Chief Scientific Officer in July 2014, although none of his compensation arrangements changed as a result of the new title. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Dr. Neil’s employment agreement provides for an initial base salary at an annual rate of $410,000 and an initial target bonus of 60% of annual base salary.

Scott Applebaum

On September 8, 2014, we entered into an employment agreement with Mr. Applebaum to serve as our Chief Legal Officer. The agreement is substantially similar to the employment agreement entered into with Mr. Cola, except that Mr. Applebaum’s employment agreement provides for an initial base salary at an annual rate of $350,000, subject to review by our Board for possible increase, but not decrease, beginning in fiscal year 2016, and an initial target bonus of 40% of annual base salary. Mr. Applebaum’s annual bonus for fiscal year 2014 was prorated based on the number of days employed during the year.

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Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth certain information, on an award-by-award basis, concerning outstanding unexercised options to purchase common stock for each named executive officer as of December 31, 2015. None of our named executive officers held any unvested shares of common stock as of December 31, 2015.

In connection with Dr. Leaman’s departure as our Chief Financial Officer in February 2016, we agreed to accelerate the vesting of all of his outstanding options. Accordingly, all of Dr. Leaman’s options included in the table below are now exercisable and have an expiration date of February 9, 2018.

		Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael F. Cola	2/18/2015	42,087	—		$7.01	2/18/2025
	2/18/2015	—	250,000	(1)	7.01	2/18/2025
	4/16/2014	17,327	—		6.45	4/16/2024
	9/13/2013	1,125,005	374,995	(2)	4.22	9/13/2023
John H. Leaman	2/18/2015	—	140,000	(3)	7.01	2/18/2025
	4/16/2014	10,314	—		6.45	4/16/2024
	9/13/2013	600,012	199,988	(4)	4.22	9/13/2023
Garry A. Neil	2/18/2015	—	200,000	(5)	7.01	2/18/2025
	4/16/2014	13,532	—		6.45	4/16/2024
	9/13/2013	675,000	225,000	(6)	4.22	9/13/2023
Scott Applebaum	9/8/2014	187,500	262,500	(7)	6.04	9/8/2024

(1)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Cola’s continuous service through each vesting date.

(2)	These options will vest in increments of 41,667 shares on a monthly basis through August 2016, and an additional 41,659 shares in September 2016, subject to Mr. Cola’s continuous service through each vesting date.

(3)	These options were scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Dr. Leaman’s continuous service through each vesting date.

(4)	These options were scheduled to vest in increments of 22,223 shares on a monthly basis through August 2016 and an additional 22,204 shares in September 2016, subject to Dr. Leaman’s continuous service through each vesting date.

(5)	These options will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to Dr. Neil’s continuous service through each vesting date.

(6)	These options will vest in increments of 25,000 shares on a monthly basis through September 2016, subject to Dr. Neil’s continuous service through each vesting date.

(7)	These options will vest in increments of 12,500 shares on a monthly basis through September 2017, subject to Mr. Applebaum’s continuous service through each vesting date.

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2015 Option Exercises and Stock Vested

None of our named executive officers exercised any options or held any stock awards that vested during the year ended December 31, 2015.

Potential Payments Upon Termination or Change of Control

The employment agreements that we entered into with our named executive officers provide for certain payments in connection with a termination of employment.

We may terminate each such officer’s employment immediately upon written notice in the event of death or disability, in which case he or his estate will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 100% of his annual base salary plus target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 12 months after the termination date and immediate vesting of unvested stock options scheduled to vest within 12 months after the termination date (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If such officer terminates his employment for good reason (as defined in the agreement) or we terminate his employment without cause (as defined in the agreement), he will be entitled to all wages and benefits earned through the effective date of termination, a pro-rated bonus for the year in which the termination date occurs, a lump sum payment equal to 150% of his annual base salary plus 150% of his target bonus for the year in which the termination date occurs, continuing coverage under medical and dental plans for a period of up to 18 months after the termination date and immediate vesting of all unvested stock options (which options would remain exercisable through the earlier of the 24-month anniversary of the termination date or the original expiration date). If we terminate such officer’s employment for cause, he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will terminate and no longer be exercisable. Each such officer may terminate his employment voluntarily without good reason by giving at least 60 days’ prior written notice, in which case he will only be entitled to wages and benefits earned through the effective date of termination, and all unvested stock options will expire and vested stock options will remain exercisable for a period of 90 days after the termination date. Each such officer has agreed not to compete and not to solicit our employees, consultants, customers or suppliers during the period of his employment and for a period of 12 months following the termination of his employment.

The options granted to Mr. Cola and Dr. Neil upon entering into employment with us in September 2013 will become fully exercisable in the event of a change of control that occurs on or before such officer’s termination of service. In connection with Dr. Leaman’s departure as our Chief Financial Officer in February 2016, we agreed to accelerate the vesting of all of his outstanding options. Accordingly, all of Dr. Leaman’s options are now exercisable and have an expiration date of February 9, 2018.

Stock Incentive Plan

Except for the options granted to Mr. Cola, Dr. Leaman and Dr. Neil as an inducement material to entering into employment with us in September 2013, all of the options held by our named executive officers as of December 31, 2015 were granted under our Stock Incentive Plan, which we initially adopted in March 2006 and, with stockholder approval, subsequently amended, most recently in 2014. The Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Our Stock Incentive Plan provides that, unless otherwise stated in an award agreement, in the event of a change of control, all outstanding unvested options will be immediately and fully vested and exercisable, and all restrictions applicable to outstanding restricted stock awards will terminate fully, except under certain circumstances in which the relevant participant is associated with the party/ies gaining control of us.

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An option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

•	if the termination of service was due to any reason other than death or disability — for the shorter of 90 days from the date of termination of service and the unexpired term of the option; or

•	if the termination of service was due to death or disability of the option holder — for the shorter of one year from the date of termination of service and the unexpired term of the option.

The Compensation Committee may, in its sole discretion, extend these periods. Unless otherwise determined by the Compensation Committee, to the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates. Similarly, unvested awards of restricted stock will be forfeited and returned to us in the event of a termination of service occurring prior to the expiration of the vesting period for the award unless otherwise determined by the Compensation Committee.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as our employee or director or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

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Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to our named executive officers under the employment agreements, option agreements and Stock Incentive Plan described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2015.

Name	Triggering Event	Cash Severance ($)	Accelerated Vesting of Stock and Option Awards(1) ($)	Continuation of Medical and Dental Benefits(2) ($)	Total ($)
Michael F. Cola	Termination due to death or disability	765,000	674,991	35,503	1,475,494
	Termination for good reason or without cause	1,147,500	674,991	53,255	1,875,746
	Termination for cause	—	—	—	—
	Change of control	—	674,991	—	674,991
John H. Leaman	Termination due to death or disability	562,500	359,978	20,024	942,502
	Termination for good reason or without cause	843,750	359,978	30,037	1,233,765
	Termination for cause	—	—	—	—
	Change of control	—	359,978	—	359,978
Garry A. Neil	Termination due to death or disability	656,000	405,000	12,409	1,073,409
	Termination for good reason or without cause	984,000	405,000	18,613	1,407,613
	Termination for cause	—	—	—	—
	Change of control	—	405,000	—	405,000
Scott Applebaum	Termination due to death or disability	490,000	—	—	490,000
	Termination for good reason or without cause	735,000	—	—	735,000
	Termination for cause	—	—	—	—
	Change of control	—	—	—	—

(1)	Per SEC rules, the value shown for each named executive officer is the aggregate spread between the closing market price of our common stock on the NYSE MKT of $6.02 per share on December 31, 2015 and the exercise price of the accelerated options, if less than $6.02. No value is assigned to accelerated options with exercise prices equal to or greater than $6.02 per share.

(2)	Represents the estimated cost of providing or paying for continuing medical and dental coverage for 12 months following termination due to death or disability, or 18 months following termination for good reason or without cause.

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2015 Director Compensation

In 2015, our directors were compensated in accordance with a comprehensive compensation policy for directors recommended by the Compensation Committee, in consultation with its outside compensation consultant, and adopted by our Board in February 2015. Based on the director compensation policy, the compensation received by non-executive directors for fiscal 2015 was as follows:

Annual retainer	$25,000
Annual committee retainers (Chair/Member):
Audit	$15,000/$7,500
Compensation	$10,000/$5,000
Nominating and Corporate Governance	$7,000/$3,500
Annual option grant to Chairman of the Board	80,000 shares
Annual option grant to all other directors	20,000 shares

The following table provides director compensation information for the year ended December 31, 2015 for our directors who served as such at any time during that year (other than Mr. Cola, whose compensation is fully reflected in the Summary Compensation Table above).

Name	Fees Earned or Paid in Cash ($)	Option Awards(*) ($)		Total ($)
Sol J. Barer	25,000	322,960	(1)	347,960
Eugene A. Bauer	30,938	80,740	(2)	111,678
Isaac Blech	33,500	80,740	(3)	114,240
Alastair Clemow	46,000	80,740	(4)	126,740
Barbara G. Duncan	30,000	199,960	(5)	229,960
Wilbur H. Gantz	38,500	80,740	(6)	119,240
Joseph J. Grano, Jr.	37,000	80,740	(7)	117,740
Joel S. Kanter(8)	12,567	787,740	(9)	800,307
Stephen D. McMurray(10)	8,233	800,740	(11)	808,973

*	Amounts included in this column reflect the aggregate grant date fair value of awards granted in 2015 computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the awards reported in this column, please refer to Note 2(j) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(1)	Represents the grant date fair value of options to purchase 80,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Dr. Barer or affiliated trusts held options to purchase an aggregate of 1,410,000 shares of common stock.

(2)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Dr. Bauer held options to purchase an aggregate of 98,571 shares of common stock.

(3)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Mr. Blech held options to purchase an aggregate of 134,068 shares of common stock.

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(4)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Dr. Clemow held options to purchase an aggregate of 140,714 shares of common stock.

(5)	Represents the grant date fair value of options to purchase 40,000 shares of common stock granted on July 22, 2015 under our Stock Incentive Plan at an exercise price of $8.09 per share upon Ms. Duncan’s appointment to our Board. Such options have a 10-year term and vest in equal installments on the first three anniversaries of the grant date. As of December 31, 2015, Ms. Duncan held no other option awards.

(6)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Mr. Gantz held options to purchase an aggregate of 335,000 shares of common stock.

(7)	Represents the grant date fair value of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. Such options have a 10-year term and vested in full on the first anniversary of the grant date. As of December 31, 2015, Mr. Grano held options to purchase an aggregate of 335,000 shares of common stock.

(8)	Mr. Kanter retired from the Board on April 16, 2015.

(9)	Includes the grant date fair value ($80,740) of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. In addition, upon Mr. Kanter’s retirement from the Board on April 16, 2015, the Compensation Committee approved to allow all of his outstanding options to continue to vest as originally scheduled, expiring ten years after the original grant date. The fair value of this modification was $707,000. As of December 31, 2015, Mr. Kanter held options to purchase an aggregate of 152,142 shares of common stock.

(10)	Dr. McMurray retired from the Board on April 16, 2015.

(11)	Includes the grant date fair value ($80,740) of options to purchase 20,000 shares of common stock granted on February 18, 2015 under our Stock Incentive Plan at an exercise price of $7.01 per share. In addition, upon Dr. McMurray’s retirement from the Board on April 16, 2015, the Compensation Committee approved to allow all of his outstanding options to continue to vest as originally scheduled, expiring ten years after the original grant date. The fair value of this modification was $720,000. As of December 31, 2015, Dr. McMurray held options to purchase an aggregate of 156,428 shares of common stock.

Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the General Corporation Law of the State of Delaware, which we refer to as the DGCL. Our amended and restated certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any of the following:

•	Any transaction from which the director derived an improper personal benefit;

•	Acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	Voting or assenting to unlawful payments of dividends or other distributions.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect to any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited in accordance with the DGCL.

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In addition, our amended and restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain directors and officers liability insurance coverage for the benefit of our directors and officers. Such insurance is generally designed to respond to claims against company officers and directors alleging breach of duty. Subject to their terms, conditions, and exclusions, these policies respond to civil and criminal matters, including securities-related matters. Our company’s program structure consists of “standard” coverage, as well as “A-side difference in conditions” coverage. Standard coverage includes coverage for non-indemnifiable claims against individuals (“A-side claims”), indemnifiable claims against individuals (“B-side claims”), and securities claims (including securities claims against the corporate entity) (“C-side claims”). The separate A-side difference in conditions coverage responds only for non-indemnifiable claims. Subject to its terms, conditions, and exclusions, the A-side coverage responds when the underlying standard coverage fails to respond in certain situations. We believe our coverage is consistent with industry standards.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2015 regarding the common stock that may be issued as stock grants or upon exercise of options, warrants and rights under all of our equity compensation plans, including individual compensation arrangements.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options and Warrants(1)		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,689,884	(2)	$5.77	367,178
Equity compensation plans not approved by security holders	4,856,550	(3)	5.92	—
Total	10,546,434		$5.84	367,178

(1)	The number of shares is subject to adjustment in the event of stock splits and other similar events.

(2)	Consists of (i) 4,834,694 options awarded under the Stock Incentive Plan, and (ii) 855,190 warrants issued in 2006 in connection with a recapitalization of our company, all of which are currently exercisable, have an exercise price of $2.49 per share and will expire on March 31, 2016.

(3)	Consists of:

(i) An inducement award of 900,000 options granted outside of the Stock Incentive Plan to Dr. Barer in June 2012 having an exercise price of $10.80 per share and expiring on June 29, 2017. All of these options were exercisable as of December 31, 2015;

(ii)	Inducement awards granted in September 2013 outside of the Stock Incentive Plan to Mr. Cola (1,500,000 options), Dr. Leaman (800,000 options) and Dr. Neil (900,000 options), each as further described in the Outstanding Equity Awards at 2015 Fiscal Year-End table above;

(iii)	An inducement award of 100,000 options granted outside of the Stock Incentive Plan to a new employee in April 2015 having an exercise price of $9.00 per share and expiring on April 16, 2025;

(iv)	Inducement awards of an aggregate of 275,000 options granted outside of the Stock Incentive Plan to two new employees in December 2015 having an exercise price of $7.37 per share and expiring on December 10, 2025; and

(v)	Warrants to purchase an aggregate of 381,550 shares of common stock issued as compensation to consultants, as further described in Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 25, 2016 by the following:

•	Each of our directors and named executive officers;

•	All of our directors and executive officers as a group; and

•	Each person or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

For purposes of the table below, we treat shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after February 25, 2016 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder.

Except as otherwise set forth below, the address of each of the persons or entities listed in the table is c/o Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.

	Shares Beneficially Owned
Name	Number	Percentage**

Named Executive Officers and Directors:

Scott Applebaum(1)	243,598	*
Sol J. Barer(2)	2,198,366	6.4%
Eugene A. Bauer(3)	227,778	*
Isaac Blech(4)	2,914,404	8.6%
Alastair Clemow(5)	156,742	*
Michael F. Cola(6)	1,513,023	4.4%
Barbara G. Duncan	—	—
Wilbur H. Gantz(7)	361,390	1.1%
Joseph J. Grano, Jr.(8)	401,164	1.2%
John H. Leaman(9)	950,314	2.8%
Garry A. Neil(10)	878,306	2.6%
All currently-serving directors and executive officers as a group (11 persons)(11)	9,076,377	23.4%

	Shares Beneficially Owned
Name	Number	Percentage**

5% Stockholders:
Broadfin Capital, LLC(12)	3,045,306	9.3%
Entities affiliated with Prudential Financial, Inc.(13)	1,749,112	5.3%
ACNYC LLC(14)	1,751,857	5.2%

*	Represents less than 1%.

**	Percentages calculated in accordance with SEC rules and based upon 32,921,179 shares of common stock outstanding as of February 25, 2016.

(1)	Includes 237,500 options having an exercise price of $6.04 per share expiring on September 8, 2024.

(2)	Consists of:

	(i)	407,000 shares of common stock, 15,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 10,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 and 80,000 options having an exercise price of $7.01 per share expiring on February 18, 2025 held directly by Dr. Barer;

	(ii)	153,846 shares of common stock held by Dr. Barer’s wife;

	(iii)	450,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 and 133,333 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Sol J. Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer is the sole trustee and annuitant;

	(iv)	450,000 options having an exercise price of $10.80 per share expiring on June 29, 2017 and 133,333 options having an exercise price of $5.22 per share expiring on September 13, 2023, held by the Meryl Barer 2014 Grantor Retained Annuity Trust No. III, of which Dr. Barer’s wife is the sole trustee and annuitant; and

	(v)	365,854 shares of common stock held by the Sol J. Barer 2013 Grantor Retained Annuity Trust No. IV, of which Dr. Barer is the sole trustee and annuitant.

(3)	Includes 28,571 options having an exercise price of $8.19 per share expiring on September 14, 2020, 33,333 options having an exercise price of $6.70 per share expiring on November 11, 2023 and 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(4)	Consists of:

	(i)	21,000 shares of common stock, 19,068 options having an exercise price of $6.65 per share expiring on December 10, 2020, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 15,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 33,333 options having an exercise price of $6.70 per share expiring on November 11, 2023, 10,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 and 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025 held directly by Mr. Blech;

	(ii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by Liberty Charitable Remainder Trust FBO Isaac Blech UAD 1/9/87 (the “Liberty Trust”);

	(iii)	400,000 shares of common stock and warrants to purchase 400,000 shares having an exercise price of $6.00 per share expiring on April 12, 2016 held by West Charitable Remainder Unitrust (the “West Trust”); and

	(iv)	981,003 shares of common stock and 200,000 warrants having an exercise price of $6.00 per share expiring on April 12, 2016 held by River Charitable Remainder Unitrust f/b/o Isaac Blech (the “River Trust”).

Mr. Blech is the sole trustee of each of the Liberty Trust, the West Trust and the River Trust (collectively, the “Trusts”), and, as such, has sole voting and dispositive power over the securities held by the Trusts. Mr. Blech disclaims beneficial ownership of the securities held by the Trusts. The address of the Trusts is 75 Rockefeller Plaza, 29th Floor, New York, New York 10019.

(5)	Includes 12,857 options having an exercise price of $8.19 per share expiring on September 13, 2020, 12,857 options having an exercise price of $6.55 per share expiring on January 11, 2021, 15,000 options having an exercise price of $2.66 per share expiring on January 3, 2022, 15,000 options having an exercise price of $7.25 per share expiring on January 2, 2023, 33,333 options having an exercise price of $6.70 per share expiring on November 11, 2023, 10,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 and 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(6)	Includes 1,291,673 options having an exercise price of $4.22 per share expiring on September 13, 2023, 17,327 options having an exercise price of $6.45 per share expiring on April 16, 2024, and 104,587 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(7)	Includes 300,000 options having an exercise price of $6.29 per share expiring on October 16, 2018, 10,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 and 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(8)	Includes 300,000 options having an exercise price of $4.99 per share expiring on March 15, 2018, 10,000 options having an exercise price of $6.50 per share expiring on January 2, 2024 and 20,000 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(9)	Consists of 800,000 options having an exercise price of $4.22 per share, 10,314 options having an exercise price of $6.45 per share and 140,000 options having an exercise price of $7.01 per share, all expiring on February 9, 2018 pursuant to the terms of Dr. Leaman’s separation agreement.

(10)	Includes 775,000 options having an exercise price of $4.22 per share expiring on September 13, 2023, 13,532 options having an exercise price of $6.45 per share expiring on April 16, 2024 and 50,000 options having an exercise price of $7.01 per share expiring on February 18, 2025.

(11)	Footnotes (1) through (8) and (10) are incorporated herein.

(12)	Information based solely on a Schedule 13G (Amendment No. 1) filed with the SEC by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler on February 12, 2016 (the “Broadfin Schedule 13G/A”). According to the Broadfin Schedule 13G/A, Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler share voting and dispositive power over these shares. The address for Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022. The address for Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands.

(13)	Information based solely on (i) a Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 3, 2016 (the “Jennison Schedule 13G”), and (ii) a Schedule 13G filed with the SEC by Prudential Financial, Inc. (“Prudential”) on February 3, 2016 (the “Prudential Schedule 13G”). According to the Jennison Schedule 13G, Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of 1,748,112 shares of our common stock held by such Managed Portfolios. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our common stock held by the Managed Portfolios. As reported in the Prudential Schedule 13G, Prudential shares voting and dispositive power over the 1,748,112 shares of our common stock reported in the Jennison Schedule 13G, and exercises sole voting and dispositive power over an additional 1,000 shares of our common stock held by Quantitative Management Associates LLC. Prudential is the indirect parent of Quantitative Management Associates LLC. The address for Jennison is 466 Lexington Avenue, New York, New York 10017. The address for Prudential is 751 Broad Street, Newark, New Jersey 07102-3777.

(14)	Information based solely on a Schedule 13G (Amendment No. 4) filed with the SEC on February 11, 2015 by ACNYC LLC and Andrew Cader. As reported in the Schedule 13G, ACNYC LLC and Mr. Cader share voting and dispositive power over 1,197,722 shares of common stock plus warrants to purchase up to 554,135.07 additional shares of common stock. The address for ACNYC LLC and Andrew Cader is 300 Beach Drive NE, Unit 2401, St. Petersburg, Florida 33701.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during 2015 all of our officers and directors filed the required reports on a timely basis under Section 16(a).

Certain Relationships and Related Transactions

Review and approval of related party transactions has been delegated by the Board of Directors to the Audit Committee. The Audit Committee reviews and approves all transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K. Currently, we are not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR STOCK INCENTIVE PLAN

Our Stock Incentive Plan was initially adopted in March 2006 and, with stockholder approval, subsequently amended, most recently in 2014. Following the most recent amendment, up to 6,178,571 shares of our common stock (subject to adjustment in the event of further stock splits and other similar events) are currently authorized to be issued pursuant to options and other equity awards granted under the Stock Incentive Plan, 5,811,393 shares of which have been issued or have been allocated to be issued as of February 25, 2016 and 367,178 shares remain available for future issuance as of February 25, 2016.

Our ability to grant equity awards is a necessary and powerful tool for recruitment and retention of valuable employees. We have strived to use our equity plan resources effectively and maintain an appropriate balance between stockholder interests and the ability to attract, retain and reward employees, officers, directors, advisors and consultants who are vital to our long-term success. However, we believe there are insufficient shares remaining under our Stock Incentive Plan to meet our current and projected needs, absent the expiration or cancellation of currently outstanding equity awards. Accordingly, on February 8, 2016, our Board of Directors unanimously approved an amendment to our Stock Incentive Plan, subject to stockholder approval, under which the maximum number of shares of common stock authorized to be issued under the Stock Incentive Plan is increased by 3,000,000 shares, from 6,178,571 shares to 9,178,571 shares. We are requesting stockholder approval of the amendment to the Stock Incentive Plan with an increased aggregate share limit so that we can continue to utilize the Stock Incentive Plan as an effective tool to attract, retain and motivate high-quality employees, officers, directors, advisors and consultants, especially in light of the increased growth of our business activities. Our Compensation Committee sought advice from Radford, its outside consultant, regarding the appropriate size of our equity plan and determined that the increase described in this proposal was within the industry standards and consistent with other companies comparable to us in terms of stage of development. Our Board believes the ability to grant stock options and other equity awards provides us with a powerful and necessary mechanism to attract and retain directors, officers and other valuable employees, especially in light of our limited cash resources.

The full text of the proposed amendment to the Stock Incentive Plan is set forth in Appendix A to this proxy statement.

Summary of the Stock Incentive Plan

We initially adopted the Stock Incentive Plan in March 2006 and, with stockholder approval, subsequently amended it, most recently in 2014. The following is a summary of its principal terms, subject to stockholder approval of the proposed amendment:

Purpose

The purpose of the Stock Incentive Plan is to provide us with the means to offer incentives to our employees, directors and consultants in order to attract, retain and motivate them by allowing them to share in the benefits of future growth in our value through the acquisition of common stock. These incentives may constitute incentive stock options (each an “ISO”), nonqualified stock options (each an “NSO”), stock appreciation rights (each an “SAR”), restricted share awards, share unit awards or other forms of share-based incentives. Awards under the Stock Incentive Plan are intended to be exempt from the securities qualification requirements of U.S. securities laws.

Administration

The Stock Incentive Plan is administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the Stock Incentive Plan, the Committee has full authority and discretion to take any actions it deems necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility

Only employees of our company selected for the receipt of awards under the Stock Incentive Plan are eligible for the grant of ISOs. Only employees, directors and consultants to our company selected for the receipt of awards under the Stock Incentive Plan are eligible for the grant of NSOs or the award or sale of common stock.

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Common stock available under the Stock Incentive Plan

The maximum aggregate number of shares of our common stock reserved and available for issuance under the Stock Incentive Plan is currently 6,178,571 shares (which number includes shares previously issued under the Stock Incentive Plan or issuable pursuant to awards previously granted under the Stock Incentive Plan). The proposed amendment to the Stock Incentive Plan, if approved by our stockholders, will increase the number of shares of common stock reserved and available for issuance under the Stock Incentive Plan by 3,000,000 shares to an aggregate of 9,178,571 shares (all of which may be issued as ISOs). To the extent that any shares covered by an award under the Stock Incentive Plan are not delivered for any reason, including because the award is forfeited, cancelled or settled in cash, or shares are withheld to satisfy tax withholding requirements, the shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan. For SARs that are settled in shares, only the actual shares delivered will be counted for purposes of these limitations. If any option granted under the Stock Incentive Plan is exercised by tendering shares, only the number of shares issued net of the shares tendered will be counted for purposes of these limitations. If the withholding tax liabilities arising from an award under the Stock Incentive Plan are satisfied by the tendering of shares of our common stock to us or by the withholding of shares by us, such shares will not be deemed to have been issued for purposes of determining the maximum number of shares available for issuance under the Stock Incentive Plan.

The following additional limits apply to awards under the Stock Incentive Plan:

(a)    the maximum number of shares that may be covered by options or SARs that are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) that are granted to any one participant during any calendar year is 300,000 shares;

(b)   the maximum number of shares that may be covered by stock awards that are intended to be “performance-based compensation” under Code Section 162(m) that are granted to any one participant during any calendar year is 300,000 shares; and

(c)    the maximum amount of cash-settled stock awards that are intended to be “performance-based compensation” under Code Section 162(m) payable to any one participant with respect to any calendar year is $300,000.

No awards may be granted under the Stock Incentive Plan after March 5, 2022, or after termination of the Stock Incentive Plan by action of our Board of Directors, whichever occurs sooner.

Award agreements and restrictions on transferability

Each award or sale of shares of our common stock under the Stock Incentive Plan must be evidenced by an award agreement between us and the recipient, though signature by the recipient may not always be required. Except as may be expressly stated in an award agreement, the rights awarded under the Stock Incentive Plan are non-transferable other than by will or the intestacy laws applying to the estate of a deceased award holder.

Stock options

Award agreements

The award agreement must specify the number of shares of our common stock that are subject to the option and whether the option is intended to be an ISO or an NSO.

Conditions

An award agreement may contain conditions or restrictions as determined by the Committee at the time of grant.

Exercise price

The exercise price per share of an option may not be less than the fair market value of a share on the grant date of the option. If the option holder holds more than 10% of the combined voting power of all classes of our shares at the date of grant (a “materially interested participant”), the exercise price per share of an ISO

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must be at least 110% of fair market value. Subject to the foregoing, the exercise price under any option is determined by the Committee.

Term

The term of an option may in no event exceed 10 years from the date of grant. The term of an ISO granted to a materially interested participant may not exceed five years from the date of grant. Subject to the foregoing, the Committee in its sole discretion determines the term of options.

Rights of exercise on termination of service

The option holder will have the right to exercise any options held by him or her following the termination of his or her service during the option term, to the extent that the option was exercisable and vested at the date of termination of service:

(a)    if the termination of service was due to any reason other than death or disability – for the shorter of 90 days from the date of termination of service and the unexpired term of the option;

(b)    if the termination of service was due to death or disability of the option holder – for the shorter of one year from the date of termination of service and the unexpired term of the option;

unless the Committee, in its sole discretion, extends such periods.

To the extent that the right to exercise the option has not vested at the date of termination of service, the option will terminate when the option holder’s service terminates.

For the purposes of the Stock Incentive Plan, termination of service means the termination of a person’s status as an employee or director of our company or (where the person is not an employee or director of our company) the termination of the person’s business relationship with us.

Rights in respect of common stock

An option holder or a transferee of an option will have no rights as a stockholder with respect to any common stock covered by the option until such person becomes the holder of record of such shares of common stock.

Exercise

Options are to be exercised under the procedures established or approved by the Committee from time to time. The exercise price payable on exercise of an option is to be paid in full in cash or by such other means as the Committee may permit, including by personal, certified or cashiers’ check, in shares of our common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by net exercise, by other property deemed acceptable by the Committee or by irrevocably authorizing a third party to sell shares of our common stock and remit a sufficient portion of the proceeds to our company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received will be equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value. The value attributable to common stock transferred to us in such fashion is determined by reference to the fair market value of a share of common stock at the date of exercise of the option.

Early exercise

The Committee may permit, at its sole discretion, the exercise of any option prior to the time when the option would otherwise have become exercisable under the relative award agreement.

Further, an award agreement may provide for the option holder to exercise the option, in whole or in part, prior to the date when the option becomes fully vested. This may either be stipulated at the time of grant or as subsequently amended. In the event of any early exercise of an option, we will have the right to repurchase the common stock that had been so acquired by the option holder on terms specified by the

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Committee. Further, in such circumstances, the Committee will determine the time and/or event that shall cause such repurchase right to terminate and the common stock to vest fully in the option holder.

Stock appreciation rights

The Stock Incentive Plan also allows the Committee to grant SARs to eligible participants in the Stock Incentive Plan. SARs may be granted either independently or in tandem with or by reference to options granted prior to or simultaneously with the grant of SARs to the same participant. Where granted in tandem or by reference to a related option, the participant may elect to either exercise the option or the SARs (but not both). Upon exercise of an SAR, the participant is entitled to receive an amount equal to the excess (if any) of the fair market value of a share of common stock on the date of exercise over the amount of the exercise price for such SAR stipulated in the award agreement. The exercise price of an SAR may not be less than the fair market value of a share on the grant date of the SAR.

Any payment which may become due from us following exercise of an SAR may be paid (at the election of the Committee) to the participant either in cash and/or through the issuance of shares of common stock. Where any shares are to be issued in satisfaction of the payment due to the participant, the number of shares of common stock will be determined by dividing the amount of the payment entitlement by the fair market value of a share of common stock on the exercise date.

The provisions as to the ability to impose conditions to exercise on grant, the duration of the SARs, the exercise procedures (including upon termination of service) and the procedure for early exercise that apply to options granted under the Stock Incentive Plan generally apply in the same fashion to SARs.

Restricted stock awards

The Committee may grant to any person eligible under the Stock Incentive Plan an award of a number of shares of our common stock, subject to terms, conditions and restrictions as determined by the Committee. Until lapse or release of all forfeiture restrictions applicable to a restricted stock award, either the stock certificates representing the same may be retained by or on behalf of us or, if the certificate for the same bears a restrictive legend, can be held by the participant.

The recipient of a restricted stock award will have all the rights associated with ownership of a share of our common stock, including the right to receive dividends and to vote, except that any common stock or other securities distributed as a dividend or otherwise as a right associated with ownership of common stock which are subject to a restriction which has not yet lapsed, will be subject to the same restrictions as such restricted common stock.

Common stock which is subject to a restricted stock award may not be assigned, transferred or otherwise dealt with prior to the lapse of the restrictions applicable to such shares.

Upon expiration or termination of the forfeiture restrictions and the release or satisfaction of any other conditions applying to the restricted stock award, the restricted status of the shares of common stock will cease and the shares of common stock will be delivered to the relevant restricted stock award holder free of the restrictions imposed under the restricted stock awards. All rights of a restricted stock award holder will cease and terminate in the event of a termination of service occurring prior to the expiration of the forfeiture period applicable to the award and satisfaction of all other applicable conditions.

The forfeiture period and/or any conditions set out in the restricted stock award may be waived by the Committee in its absolute discretion.

Change of control

Unless provided otherwise in an award agreement, as of a change of control of Medgenics, all outstanding options and SARs under the Stock Incentive Plan will immediately vest and become exercisable and all outstanding restricted shares under the Stock Incentive Plan will immediately vest. The change of control provisions contained in the Stock Incentive Plan generally do not apply if the relevant participant is associated with the party/ies gaining control of us, to the extent prescribed by the Stock Incentive Plan.

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Other share-based awards

Other share-based awards, consisting of share purchase rights, restricted stock unit awards, awards of common stock or awards valued in whole or in part by reference to or otherwise based on our common stock, may be granted either alone or in addition to or in conjunction with other awards under the Stock Incentive Plan. The terms of any such award will be determined in the sole discretion of the Committee.

Unless otherwise determined in the relative award agreement, such other share-based awards will be subject to the following:

(a)    no sale, assignment, transfer, pledging or other dealing with the relevant common stock may be undertaken until the applicable restriction, performance condition or other deferral period has lapsed; and

(b)    the recipient of the award will be entitled to receive interest, dividends or dividend equivalents with respect to the underlying shares of common stock or other securities covered by the award.

If the vesting of the award is conditional upon achievement of certain performance measurements and a change of control occurs in relation to us then:

(i)    if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is less than 50% at the time of the change of control, then the award will become vested and exercisable in respect of a proportion of the award where the numerator is equal to the percentage of attainment and the denominator is 50%; and

(ii)   if the actual level of performance, determined by reference to the performance measurement specified in the award agreement, is at least 50% at the time of the change of control, then such award will become fully vested and exercisable.

Adjustments to reflect capital changes

The number and kind of shares subject to outstanding awards, the exercise price for such shares and the number and kind of shares available for awards to be granted under the Stock Incentive Plan will automatically be adjusted to reflect any share dividend, sub-division, consolidation, exchange of shares, merger or other change in capitalization with a similar substantive effect upon the Stock Incentive Plan or the awards granted under the Stock Incentive Plan. The Committee will have the power and sole discretion to determine the amount of the adjustment to be made in each case. If we enter into a merger, outstanding awards will be subject to the terms of the merger agreement or applicable reorganization arrangements and may give rise to the substitution of new awards for awards received under the Stock Incentive Plan, acceleration of vesting or expiration or settlement in cash or cash equivalents.

Amendment and termination of the Stock Incentive Plan

Amendment

The Committee may amend the Stock Incentive Plan at any time and for any reason, except that no amendment may, without the consent of the participant, materially adversely affect the rights of a participant under an award. Moreover, in general, no amendment of the Stock Incentive Plan may (a) materially increase the benefits accruing to participants, (b) materially increase the aggregate number of securities that may be issued, or (c) materially modify the requirements for participation, unless such amendment is approved by a majority of votes cast by the stockholders of our company in accordance with applicable stock exchange rules. Notwithstanding the foregoing, the Committee may amend the Stock Incentive Plan as deemed necessary or advisable for the purpose of conforming the Plan or an award to any applicable law. Further, if any award under the Stock Incentive Plan would be considered “deferred compensation” under Code Section 409A, the Committee may unilaterally amend the Stock Incentive Plan or the applicable award agreement, without the consent of the participant, to avoid the application of, or to maintain compliance with, Code Section 409A.

Termination

The Committee may terminate the Stock Incentive Plan at any time and for any reason, except that no such termination may, without the consent of the participant, materially adversely affect the rights of a participant under an award.

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No repricing

In general, no adjustment or reduction of the exercise price of any outstanding option or SAR in the event of a decline in our common stock price is permitted without approval by the stockholders of our company.

Clawback policy

All awards, amounts and benefits received under the Stock Incentive Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable company clawback policy or any applicable law.

$1 million limit

Code Section 162(m)

A U.S. income tax deduction for our company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (our Chief Executive Officer and three other most highly compensated executive officers other than the Chief Financial Officer). However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the Stock Incentive Plan will satisfy the requirements for “performance-based compensation.” The Committee may designate whether any stock awards granted to any participant are intended to be “performance-based compensation.” Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m).

Performance measures

The performance measures that may be used for awards designated as intended to be “performance-based compensation” will be based on any one or more of the following performance measures as selected by the Committee: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); expense ratio; efficiency ratio; increase in revenue; operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; charge offs; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals or goals relating to acquisitions or divestitures. Performance measures may be based on the performance of our company as a whole or of any one or more affiliates, business units of the company or an affiliate or a specific, or group of, product lines, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the Stock Incentive Plan. The following summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Nonqualified stock options

The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

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Incentive stock options

The grant of an ISO generally will not result in taxable income to the participant. The exercise of an ISO generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of our company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an ISO over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock appreciation rights

The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock awards

A participant who has been granted a stock award, such as a restricted stock or other share-based award, generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and we will be entitled to a corresponding deduction.

Withholding of taxes

We are entitled to withhold the amount of any withholding or other tax required by law to be withheld or paid by us in relation to the amount payable and/or shares issuable to an award holder and we may defer payment of cash or issuance of shares upon exercise or vesting of an award unless indemnified to our satisfaction against any liability for any taxes. Subject to approval by the Committee, any withholding obligations may be satisfied (a) through cash payment by the participant; (b) through the surrender of shares of our common stock that the participant already owns or (c) through the surrender of shares of our common

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stock to which the participant is otherwise entitled under the Stock Incentive Plan. The shares withheld from awards may only be used to satisfy our minimum statutory withholding obligation.

Change of control

Any acceleration of the vesting or payment of awards under the Stock Incentive Plan in the event of a change of control of our company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by us.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Stock Incentive Plan. A participant may also be subject to state, local and foreign taxes in connection with the grant of awards under the Stock Incentive Plan. We strongly encourage participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Vote Required

Assuming a quorum is present, the approval of the proposed amendment to the Stock Incentive Plan requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to the approval of the amendment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. The Board recognizes that executive compensation is an important matter for our stockholders, and we believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation programs. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to endorse or not endorse our executive compensation program and policies for our named executive officers.

As described in this proxy statement under the heading “Executive Compensation — Compensation Discussion & Analysis,” the primary objectives of our executive compensation program are to attract, motivate and retain executive officers who contribute to our growth and success while aligning their compensation opportunities with long-term stockholder value creation. We believe that our executive compensation program is appropriately designed to incentivize our named executive officers to work for our long-term prosperity through pay-for-performance incentives, is reasonable in comparison with the levels of compensation provided by comparable companies, discourages our named executive officers from assuming excessive risks, and reflects a reasonable cost.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and the Compensation Committee do, however, value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Assuming a quorum is present, the approval of the advisory vote on executive compensation requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your broker may not vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

45

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected and appointed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. Kost Forer Gabbay & Kasierer audited our consolidated financial statements as of and for the years ended December 31, 2015 and 2014. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Kost Forer Gabbay & Kasierer, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the annual meeting; however, they are expected to be available by telephone to respond to appropriate questions.

Fees

The following table sets forth the aggregate fees billed to us by our principal accountant, Kost Forer Gabbay & Kasierer, for professional services rendered on behalf of our company and its subsidiary for fiscal years 2015 and 2014, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands).

	2015	2014
Audit Fees	$90,000	$96,000
Audit-Related Fees	55,000	50,000
Tax Fees	26,000	26,000
All Other Fees	63,000	68,000
Total	$234,000	$240,000

Audit Fees. Audit Fees relate to professional services rendered in connection with the audit of our annual financial statements, the review of the semi-annual financial statements included in our regulatory filings on AIM, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees. Audit-Related Fees include amounts for assurance and related services.

Tax Fees. Tax Fees include professional services related to tax compliance, tax advice and tax planning, including, but not limited to, the preparation of federal and state tax returns.

All Other Fees. All Other Fees include professional services related to non-audit related services, primarily relating to Section 404 of the Sarbanes-Oxley Act implementation guidance.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by the independent auditors. All of the fiscal year 2014 and 2015 audit and non-audit services were pre-approved by the Audit Committee of our Board of Directors.

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Vote Required

Assuming a quorum is present, the ratification of the appointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm requires the approval of a majority of the votes cast at the annual meeting. Abstentions will have no effect on this proposal, but will be counted when determining whether there is a quorum present. In the absence of your voting instructions, your bank, broker or other nominee may vote your shares in its discretion with respect to this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

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AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we incorporate it by specific reference.

The undersigned members of the Audit Committee of the Board of Directors of Medgenics, Inc. submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2015 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for Medgenics, Inc. for the fiscal year ended December 31, 2015.

2.	The Audit Committee has discussed with representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2015 be included in Medgenics, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee:

Barbara G. Duncan, Chair

Wilbur H. Gantz

Alastair Clemow

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OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors,

Michael F. Cola
Chief Executive Officer and President

Wayne, Pennsylvania

March 11, 2016

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APPENDIX A

THIRD AMENDMENT

OF THE

MEDGENICS, INC.

STOCK INCENTIVE PLAN

(AS AMENDED AND RESTATED EFFECTIVE MARCH 5, 2012)

WHEREAS, Medgenics, Inc. (the “Company”) maintains the Medgenics, Inc. Stock Incentive Plan (As Amended and Restated Effective March 5, 2012), as amended by the First Amendment thereto effective as of April 30, 2013 and the Second Amendment thereto effective as of April 8, 2014 (the “Incentive Plan”);

WHEREAS, pursuant to and subject to Section 9.14 of the Incentive Plan, the Board of Directors (the “Board”) of the Company may amend the Incentive Plan at any time;

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 3,000,000, from 6,178,571 to 9,178,571; and

WHEREAS, pursuant to Section 9.14 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	The first sentence of Section 4.01 is deleted in its entirety and replaced with the following:

“4.01 Number of Shares. The maximum number of shares authorized to be issued under the Incentive Plan shall be 9,178,571 shares of the Company’s Common Stock (all of which may be granted as Incentive Stock Options.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

A-1

MEDGENICS, INC. 435 DEVON PARK DRIVE, BUILDING 700 WAYNE, PENNSYLVANIA 19087

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors

Nominees

01 Sol J. Barer 02 Eugene A. Bauer 03 Isaac Blech 04 Alastair Clemow 05 Michael F. Cola
06 Barbara G. Duncan 07 Wilbur H. (Bill) Gantz 08 Joseph J. Grano

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To approve the amendment to the Medgenics, Inc. Stock Incentive Plan							☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers							☐	☐	☐

4.	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016							☐	☐	☐

NOTE: In their discretion, as to such other proper business as may come before the meeting and any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000271446_1      R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDGENICS, INC.

The undersigned hereby appoints Michael F. Cola and Sol J. Barer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Medgenics, Inc. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 12, 2016 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

0000271446_2     R1.0.1.25